UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): September 10, 2015

VPR BRANDS, LP

(Exact name of registrant as specified in its charter)

Delaware	000-54435	45-1740641
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

4401 NW 167th Street, Miami, Florida 33055

(Address of principal executive offices)

(305) 830-2900

(Registrant’s telephone number, including area code)

Soleil Capital L.P.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 10, 2015, VPR Brands, LP, a Delaware limited partnership (the “Partnership”), executed the First Amendment (the “Amendment”) to Limited Partnership Agreement (the “Agreement”) in order to change the Partnership’s business name from Soleil Capital L.P. to VPR Brands, LP. Pursuant to Sections 2.6(a)(i) and 10.2(a) of the Agreement, the general partner of the Partnership, namely Soleil Capital Management L.L.C., a Delaware limited liability company (the “General Partner”), is authorized to execute, sign, acknowledge and file any amendment to the Agreement on behalf of the limited partners of the Partnership (the “Limited Partners”) through powers of attorney executed by existing Limited Partners and prospective Limited Partners admitted to the Partnership in favor of, and granted and delivered to the General Partner. Therefore, based on such authorization, the General Partner executed an Amendment to the Agreement to effectuate the name change.

As previously disclosed, the Partnership also filed an amendment to its Certificate of Limited Partnership with the Delaware Secretary of State to change the Partnership’s business name from Soleil Capital L.P. to VPR Brands, LP. In addition, the Partnership has notified the Financial Industry Regulatory Authority (“FINRA”) of its name change and requested that FINRA approve a new trading symbol reflecting its new name. The name change of “Soleil Capital L.P.” (JOBI) to “VPR Brands, LP” will be announced to the Limited Partners in the next regular communication to the Limited Partners.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	First Amendment to Limited Partnership Agreement dated September 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VPR BRANDS, LP

By:	SOLEIL CAPITAL MANAGEMENT
L.L.C., its general partner

By:	/s/ Kevin Frija
Name:	Kevin Frija
Title:	Manager

Dated: September 16, 2015